Exhibit 10.13(e)

FIFTH AMENDMENT TO LEASE

This is the Fifth Amendment (“Fifth Amendment”) to that certain Lease dated September 5, 2017 as amended by the First Amendment thereto dated January 21, 2018, the Second Amendment thereto dated March 27, 2018, the Third Amendment thereto dated April 23, 2018, and the Fourth Amendment thereto dated March 6, 2019 (the “Lease”) made and entered into by and between OUSTER, INC., a Delaware corporation (“Tenant”) and MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

WHEREAS, Landlord and Tenant are parties to the above referenced Lease for Premises located at 2741 16th Street, San Francisco, California 94107 (the “Premises”); and

WHEREAS, In connection with the improvement of Premises by Tenant, Landlord and Tenant have come to an agreement (i) regarding fees charged by the San Francisco Water Department for fire a service connection, and (ii) the sharing of costs related to the installation of an upgraded HVAC system in the Premises; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows.

AGREEMENT

1.    Landlord’s Contribution to San Francisco Water Department Fire Service Connection Fee. Landlord hereby agrees that upon the presentation by Tenant to Landlord of an invoice and payment by Tenant for the connection of fire services to the Premises, Landlord shall reimburse Tenant up to Ten Thousand Dollars ($10,000) of the SF Water Department (SFWD) Fire Service water connection fee (specifically for engineering and installation of the fire services to the building). All other costs and expenses associated with the fire service connection shall be borne by Tenant.

2.    Cost Sharing for Upgraded HVAC System.

Article 16 of the Lease provides in part as follows:

“……..If the one 15-ton HVAC unit serving the Premises that it is not being replaced as part of Tenant’s Required Work requires replacement during the Lease Term, (and provided such replacement is not necessitated by (x) Tenant’s failure to perform reasonable periodic maintenance of such item or (y) Tenant’s misuse of such item), Landlord and Tenant shall cooperate in good faith to determine the best suitable replacement for such unit; in connection therewith, the parties will attempt to identify a substantially similar replacement unit, and neither party shall have the right to require that the capacity, quality or size of such unit be upgraded as a part of such replacement, unless the party requiring such upgrade agrees to bear any increased cost associated with the acquisition of an upgraded unit compared to the acquisition of a reasonably similar substitute unit (however, if applicable law requires an upgrade, Tenant will bear the cost of such upgrade as described herein). Upon determining a mutually agreeable replacement unit, Landlord and Tenant shall share the cost of such replacement as follows: 2/3 Landlord 1/3 Tenant (other than any increased cost associated with an upgrade requested by Tenant or Landlord, as described above), provided, however, that if, as described above, the replacement in question is necessitated by Tenant’s failure to perform reasonable periodic maintenance of the unit or Tenant’s misuse of the unit, Tenant will be responsible for the cost of such replacement.”

Landlord and Tenant have now agreed that Tenant will replace the 15-ton HVAC unit with an upgraded HVAC system, described in Exhibit A, attached hereto, and that Landlord will reimburse Tenant for $31,836 of the cost thereof upon the presentation by Tenant to Landlord of an invoice and reasonably acceptable back-up documentation evidencing the completion, final governmental approval and payment by Tenant for the new HVAC system. Throughout the Lease Term, Tenant shall be responsible at its sole cost and expense for all maintenance and repair required of the new system and shall leave the system in place, fully maintained and in good condition and repair, ordinary wear and tear excepted. at the end of the Term.

3.    Status of Lease. Except as set forth herein, the Lease shall remain unamended and in full force and effect. This Fifth Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Fifth Amendment. If any provision of the Lease conflicts with the terms of this Fifth Amendment, then the provisions of this Fifth Amendment shall control.

4.    Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this Fifth Amendment, Tenant represents and warrants to Landlord that, as of the date of this Fifth Amendment, to Tenant’s knowledge, there are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of any applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease.

5.    Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this Fifth Amendment, which alone fully and completely expresses the agreement between Landlord and Tenant. No modification, waiver or amendment of this Fifth Amendment or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

6.    Authority. Each signatory of this Fifth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this Fifth Amendment shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns

7.    Signatures. The parties hereto consent and agree that this Fifth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fifth Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Fifth Amendment electronically, and (2) the electronic signatures appearing on this Fifth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment to Lease as of the 21st day of July, 2019.

TENANT

OUSTER, INC., a Delaware corporation

By:	/s/ Chris Adams-Hart

Print Name: Chris Adams-Hart

Its:	Director of IT & Facilities

By:

Print Name: Chris Adams-Hart

Its:

Date:	8/2/2019

LANDLORD

MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company

By:	/s/ Scott Eschelman
Title:	Partner

Date:	8/13/19

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